                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839

       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------
              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------
                            (Thousands of Dollars)


Line                                                                 Twelve Months Ended
No.                                                1992         1993        1994         1995         1996
---                                                ----         ----        ----         ----         ----
  1  Net income before extraordinary item       $  513,981    $112,440   $  423,946   $  737,176   $  743,368
                                                ----------    --------   ----------   ----------   ----------
  2  Net provisions for income taxes and
  3   investment tax credits charged to-
  4       Operations                            $  272,547    $ 66,406   $  300,764   $  503,519   $  462,402
  5       Other Income                              (6,549)    (41,393)     (23,062)      (7,685)      (7,385)
                                                ----------    --------   ----------   ----------   ----------

  6                                             $  265,998    $ 25,013   $  277,702   $  495,834   $  455,017
                                                ----------    --------   ----------   ----------   ----------

  7  Fixed Charges
  8    Interest on debt                         $  661,348    $651,639   $  621,909   $  589,217   $  523,310
  9    Estimated interest component of
 10     nuclear fuel and other lease
 11     payments, rentals and other interest        53,348      49,021       64,885       73,003       70,666
 12  Amortization of debt discount,
 13    premium and expense                          20,178      20,966       22,804       22,738       21,151
 14  Preferred securities dividend
 15    requirements of subsidiary trust                  -           -            -        4,428       16,960
                                                ----------    --------   ----------   ----------   ----------

 16                                             $  734,874    $721,626   $  709,598   $  689,386   $  632,087
                                                ----------    --------   ----------   ----------   ----------

 17  Preferred and preference stock
 18    dividend requirements -
 19     Provisions for stock dividends          $   70,539    $ 66,052   $   64,927   $   69,961   $   64,424
 20     Taxes on income required to meet
 21      provisions for stock dividends             44,646      43,596       42,854       45,945       42,150
                                                ----------    --------   ----------   ----------   ----------

 22                                             $  115,185    $109,648   $  107,781   $  115,906   $  106,574
                                                ----------    --------   ----------   ----------   ----------

 23  Fixed charges and preferred and
 24    preference stock dividend requirements   $  850,059    $831,274   $  817,379   $  805,292   $  738,661
                                                ----------    --------   ----------   ----------   ----------

 25  Earned for fixed charges and preferred
 26    and preference stock dividend
 27    requirements                             $1,514,853    $859,079   $1,411,246   $1,922,396   $1,830,472
                                                ----------    --------   ----------   ----------   ----------

 28  Ratios of earrings to fixed charges
 29    (line 27 divided by line 16)                  $2.06       $1.19        $1.99        $2.79        $2.90
                                                ==========    ========   ==========   ==========   ==========

 30  Ratios of earnings to fixed charges and
 31    preferred and preference stock
 32    dividend requirements (line 27
 33     divided by line 24)                          $1.78       $1.03        $1.73        $2.39        $2.48
                                                ==========    ========   ==========   ==========   ==========
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